     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1996
                                                        REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------
                             ONCOGENE SCIENCE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                            13-3159796
         (STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

        106 CHARLES LINDBERGH BLVD., UNIONDALE, NY 11553, (516) 222-0023 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ROBERT L. VAN NOSTRAND
                             ONCOGENE SCIENCE, INC.
                          106 CHARLES LINDBERGH BLVD.
                           UNIONDALE, NEW YORK 11553
                                 (516) 222-0023
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        COPIES OF ALL COMMUNICATIONS TO:

         SPENCER W. FRANCK, JR., ESQUIRE                          LESLIE E. DAVIS, ESQUIRE
            SAUL, EWING, REMICK & SAUL                           TESTA, HURWITZ & THIBEAULT
             3800 CENTRE SQUARE WEST                                  125 HIGH STREET
         PHILADELPHIA, PENNSYLVANIA 19102                       BOSTON, MASSACHUSETTS 02110
                  (215) 972-7777                                       (617) 248-7000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM  PROPOSED MAXIMUM
      TITLE OF SECURITIES TO         AMOUNT TO BE     OFFERING PRICE      AGGREGATE         AMOUNT OF
          BE REGISTERED             REGISTERED(1)      PER SHARE(2)     OFFERING PRICE   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock, Par Value $0.01 Per
  Share...........................   373,750 shares       $9.50           $3,550,625          $1,225
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

(1) Includes 48,750 shares subject to an over-allotment option granted to the Underwriters.

(2) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on March 8, 1996, in accordance with Rule 457(c) under the Securities Act of 1933.
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

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The information in the Registration Statement filed by Oncogene Science, Inc. with the Securities and Exchange Commission (File No. 333-937) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement. This registration statement is being filed pursuant to Rule 462(b) to register an additional 373,750 shares of Common Stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uniondale, State of New York, on March 13, 1996.

                                          ONCOGENE SCIENCE, INC.

                                          By: /s/  GARY E. FRASHIER
                                            ------------------------------------
                                            Gary E. Frashier,
                                            Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Gary E. Frashier and Robert L. Van Nostrand, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including posteffective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                               TITLE                         DATE
-------------------------------------  ------------------------------------    ---------------
/s/  GARY E. FRASHIER                  Chief Executive Officer and Director     March 13, 1996
-------------------------------------
Gary E. Frashier

/s/  STEVE M. PELTZMAN                 President, Chief Operating Officer       March 13, 1996
-------------------------------------  and Director
Steve M. Peltzman

/s/  J. GORDON FOULKES                 Vice President, Chief Scientific         March 13, 1996
-------------------------------------  Officer and Director
J. Gordon Foulkes

/s/  ROBERT L. VAN NOSTRAND            Vice President, Finance and              March 13, 1996
-------------------------------------  Administration (Principal Financial
Robert L. Van Nostrand                 and Accounting Officer)

/s/  G. MORGAN BROWNE                  Director                                 March 13, 1996
-------------------------------------
G. Morgan Browne

/s/  JOHN H. FRENCH, II                Director                                 March 13, 1996
-------------------------------------
John H. French, II

              SIGNATURE                               TITLE                         DATE
-------------------------------------  ------------------------------------    ---------------
/s/  EDWIN A. GEE, PH.D.               Director                                 March 13, 1996
-------------------------------------
Edwin A. Gee, Ph.D.

/s/  WALTER M. LOVENBERG, PH.D.        Director                                 March 13, 1996
-------------------------------------
Walter M. Lovenberg

/s/  WALTER M. MILLER                  Director                                 March 13, 1996
-------------------------------------
Walter M. Miller

/s/  GARY TAKATA                       Director                                 March 13, 1996
-------------------------------------
Gary Takata

/s/  JOHN P. WHITE                     Director                                 March 13, 1996
-------------------------------------
John P. White

                                 EXHIBIT INDEX

                                                                                  SEQUENTIAL
EXHIBIT NO.                               EXHIBIT                                 PAGE NUMBER
------------  ----------------------------------------------------------------    -----------
     5.1      Opinion of Saul, Ewing, Remick & Saul as to the legality of the securities registered hereunder
    23.1      Consent of KPMG Peat Marwick LLP
    23.2      Consent of Saul, Ewing, Remick & Saul (included in Exhibit 5.1)